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                                                                    EXHIBIT 99.1

                                SAND VIDEO, INC.

                            2002 STOCK INCENTIVE PLAN
                       (AS AMENDED THROUGH APRIL 6, 2004)

I.       PURPOSE

         The purpose of the Sand Video, Inc. 2002 Stock Incentive Plan (Amended and Restated) (the "Plan") is to attract and retain and provide incentives to employees, officers, directors and consultants of the Corporation, and to thereby increase overall shareholder value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants. The Plan amends, restates and supersedes that certain Sand Video, Inc. 2002 Stock Incentive Plan effective as of October 7, 2002.

II.      DEFINITIONS

         (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

         (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

         (c) "Board" means the Board of Directors of the Corporation.

         (d) "Cause" means (i) failure by a Participant to substantially perform his or her duties and obligations to the Corporation (other than any such failure resulting from his or her incapacity due to physical or mental illness);
(ii) engaging in misconduct or a fiduciary breach which is, or potentially is, materially injurious to the Corporation or its shareholders; (iii) commission of a felony; (iv) the commission of a crime against the Corporation which is, or potentially is, materially injurious to the Corporation; or (v) as otherwise provided in the Award Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Committee in its sole discretion.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan the members of which shall consist solely of members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 of the Exchange Act and are "outside directors" for purposes of Code Section 162(m)(4)(C) of the Code.

         (g) "Common Stock" means the common stock, $.01 par value, of the Corporation.

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         (h) "Corporation" means Sand Video, Inc., a Delaware corporation.

         (i) "Employee" means an employee of the Corporation or a Subsidiary.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (k) "Fair Market Value" means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Committee (whose determination shall be conclusive), based on the best information available to it.

         (l) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

         (m) "Plan Year" means a twelve-month period beginning with January 1 of each year.

         (n) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III.     ELIGIBILITY

         Any Employee, officer, director or consultant of the Corporation or Subsidiary selected by the Committee is eligible to receive an Award.

IV.      PLAN ADMINISTRATION

         (a) The Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

         (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.


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         (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the times at which any Award becomes exercisable.

V.       CAPITAL STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

         (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section X, and subject to Sections V(b) and (c) below, the total number of shares of Common Stock available for grants of Awards shall not exceed 329,483.

         (b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

         (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this
Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI.      AWARDS UNDER THIS PLAN

         As the Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

         (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

         (b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 329,483 shares, subject to Section V above. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

         (c) Stock Appreciation Right. A right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash (or its equivalent value in Common Stock) the excess of the Fair Market Value of a share of Common Stock on the date the right is surrendered over the option exercise price or other price specified in the Award Agreement.


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         (d) Restricted Shares. The issuance of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

         (e) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

         (f) Stock Award. The issuance of Common Stock, which may be on a contingent basis, to a Participant.

         (g) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

VII.     AWARD AGREEMENTS

         Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and the Participant.

VIII.    OTHER TERMS AND CONDITIONS

         (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and, during the lifetime of a Participant, the Award shall be exercisable only by such Participant.

         (b) Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

         (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

         (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

         (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant, provided the shares so delivered or deemed delivered were acquired by Participant in the open-market or were held by Participant for at least six months prior to such delivery; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.


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         (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

         (g) Restrictions on Sale and Exercise. Every Award Agreement, as a condition to the Corporation's obligation to issue any Common Stock pursuant to the Award, shall require the Participant to agree in writing to be bound by and comply with the provisions of that certain Co-Sale and First Refusal Agreement, dated October 4, 2002, a copy of which is attached hereto as Annex A, and that certain Voting Agreement, dated October 4, 2002, a copy of which is attached hereto as Annex B.

         (h) Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to Awards under this Plan or in any single Plan Year is 329,483.

         (i) California Provisions. With respect to any Awards granted to residents of California (x) the provisions set forth on Annex C are incorporated herein by reference and (y) to the extent of any conflict between the provisions of Annex C and the other provisions hereof, the provisions of Annex C shall govern.

IX.      TERMINATION, MODIFICATION AND AMENDMENTS

         (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

         (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

         (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

         X. RECAPITALIZATION

         The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the


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foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI.      NO RIGHT TO EMPLOYMENT

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII.     GOVERNING LAW

         To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

XIII.    SAVINGS CLAUSE

         This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 under the Exchange Act. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

XIV.     EFFECTIVE DATE AND TERM

         The effective date of this Plan is October 7, 2002. The Plan shall terminate on October 7, 2012. No awards shall be granted after the termination of the Plan.

         The adoption of the Plan is subject to approval by the Corporation's shareholders, which approval must be obtained within 12 months from the date the Plan is adopted by the Board. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board, any Awards made under the Plan shall be rescinded, and no additional Awards shall be made thereafter under the Plan.


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                                     ANNEX A

                   Form of Co-Sale and First Refusal Agreement


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                                     ANNEX B

                            Form of Voting Agreement


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                                     ANNEX C

                              California Provisions

EXERCISE PRICE

Each Award Agreement shall state the price at which shares subject to the Award may be purchased (the "Exercise Price"), which Exercise Price shall be not less than (x) 85% of the Fair Market Value of the Common Stock on the date of Award is approved by the Committee or (y) in the case of a holder of 10% or more of the total voting power of all classes of stock of the Corporation or its parent or subsidiaries, 100% of the Fair Market Value ( or 110% of the Fair Market Value in the case of an Award which is a Stock Option). The Exercise Price restriction set forth above shall be inoperative if the shares to be issued upon payment of the Exercise Price have been registered under a then currently effective registration statement under applicable federal securities laws and the issuer (i) is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or (ii) becomes an investment company registered or required to be registered under the Investment Company Act of 1940; or if a determination is made by counsel for the Corporation that such Exercise Price restrictions are not required in the circumstances under applicable federal or state securities laws.

TERM OF AWARD AGREEMENTS

Each Award Agreement shall provide that such Award Agreement shall terminate no later than ten years after the date such Award Agreement is entered into.

INFORMATION TO PARTICIPANTS

To the extent necessary to comply with California Law, the Corporation each year shall furnish to Participants its balance sheet and income statement unless such Participants are limited to key Employees whose duties with the Corporation assure them access to equivalent information.


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